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Internet America, Inc.	OCTOBER 23, 2007
713.968.2500
investor.relations@airmail.net

INTERNET AMERICA ANNOUNCES CAPITAL INCREASE

HOUSTON, TEXAS, October 23, 2007 - Internet America, Inc. (OTCBB: GEEK), a Houston-based provider of Internet access services, today announced that it has increased its equity capital by approximately $2.5 million through the issuance of approximately $1.7 million of Series A Preferred Stock and the issuance of approximately $800,000 of Common Stock. The issuance of the Common Stock is expected to occur upon the settlement of the TeleShare escrow, currently scheduled on or about October 25, 2007.

The Company filed a Form 8-K with the Securities and Exchange Commission that includes the form of Purchase Agreement, Registration Rights Agreement and Statement of Resolution under which the Company issued 2,889,076 shares of Series A Preferred Stock at $0.586 per share with a 10% annual dividend. Full details and terms of the Series A Preferred Stock can be found in the Company’s 8-K on it’s website or as filed with the SEC. The terms of the preferred include conversion into common on a share-for-share basis and “piggy-back” registration rights.

  William E. Ladin, Jr., Chief Executive Officer said, “The increase in capital will allow us to move forward on receiving final approval from the Department of Agriculture Rural Utilities Service (“RUS”) for a $4 million borrowing facility and allow us to continue our active growth and acquisition strategy. We believe that having expanded access to lower rate RUS debt, coupled with the proceeds generated from the issuance of the Series A Preferred Stock, significantly improves our liquidity and enables us to effectively pursue our growth initiatives. ”

Internet America is a leading Internet service provider serving the Texas market. Based in Houston, Internet America offers businesses and individuals a wide array of Internet services including broadband Internet delivered wirelessly and over DSL, dedicated high-speed access, web hosting, and dial-up Internet access. Internet America provides customers a wide range of related value-added services, including Fax2email, online backup and storage solutions, parental control software, and global roaming solutions. Internet America focuses on the speed and quality of its Internet services and its commitment to providing excellent customer care. Additional information on Internet America is available on the Company’s web site at http:/www.internetamerica.com.

This press release may contain forward-looking statements relating to future business expectations. These statements, specifically including management’s beliefs, expectations and goals, are subject to many uncertainties that exist in Internet America’s operations and business environment. Business plans may change, and actual results may differ materially as a result of a number of risk factors. These risks include, without limitation, that (1) we will not be able to increase our rural customer base at a rate that exceeds the loss of metropolitan area customers, (2) we will not improve EBITDA, profitability or product margins, (3) we will not be able to identify and negotiate acquisitions of wireless Internet customers and infrastructure on attractive terms. (4) we may not be able to integrate acquisitions of wireless Internet customers and infrastructure into existing operations to achieve operating efficiencies, (5) needed financing will not be available to us if and as needed, (6) we will not continue to achieve operating efficiencies in existing operations, (7) we will not be competitive with existing or new competitors, (8) we will not keep up with industry pricing or technological developments impacting the Internet, (9) we will be adversely affected by dependence on network infrastructure, telecommunications providers and other vendors, by regulatory changes and by general economic and business conditions; (10) service interruptions or impediments could harm our business; (11) we may not be able to protect our proprietary technologies or successfully defend infringement claims and may be required to enter into licensing arrangements on unfavorable terms; (12) we may be accused of infringing upon the intellectual property rights of third parties, which is costly to defend and could limit our ability to use certain technologies in the future; (13) government regulations could force us to change our business practices; (14) we may be unable to continually develop effective business systems, processes and personnel to support our business; (15) we may be unable to hire and retain qualified personnel, including our key executive officers; (16) provisions in our certificate of incorporation, bylaws and shareholder rights plan could limit our share price and delay a change of management; (17) our stock price has been volatile historically and may continue to be volatile; and (18) some other unforeseen difficulties may occur. This list is intended to identify certain of the principal factors that could cause actual results to differ materially from those described in the forward-looking statements included elsewhere herein. These factors are not intended to represent a complete list of all risks and uncertainties inherent in our business, and should be read in conjunction with the more detailed cautionary statements included in our other publicly filed reports and documents.